SIDE LETTER TO THE COMMON TERMS AGREEMENT DATED 19 NOVEMBER 2015 IN RESPECT OF FINANCING FOR “GOLAR TUNDRA” TO GOLAR LNG NB13 CORPORATION (THE “LETTER”)

To:

Golar LNG NB13 Corporation

c/o Golar Management Ltd
13th Floor, 1 America Square
17 Crosswall, London EC3N 2LB
United Kingdom

(the Seller and Bareboat Charterer)

Golar LNG Partners LP

c/o Golar Management Ltd
13th Floor, 1 America Square
17 Crosswall, London EC3N 2LB
United Kingdom

Golar LNG Limited

c/o Golar Management Ltd
13th Floor, 1 America Square
17 Crosswall, London EC3N 2LB
United Kingdom

(the Guarantors)

24 March 2016

Dear Sirs

Common Terms Agreement dated 19 November 2015 made between Golar LNG NB13 Corporation as seller, Golar LNG NB13 Corporation as bareboat charterer, Golar LNG Partners LP and Golar LNG Limited as guarantor, Sea 24 Leasing Co. Limited as buyer and Sea 24 Leasing Co. Limited as owner in respect of financing of “Golar Tundra” (the “Common Terms Agreement”)

We refer to the Common Terms Agreement. Terms defined in the Common Terms Agreement have the same meaning when used in this Letter.

1	The Common Terms Agreement shall, with effect on and from the date hereof, be (and it is hereby) amended by:

1.1	deleting the definition of “Charter-hire Payment Date” in clause 1.1 of the Common Terms Agreement and replacing with the following new definition:
Charter-hire Payment Date means each of the dates falling at one (1) calendar month intervals from the Delivery Date and the first Charter-hire Payment Date falling on the Delivery Date provided that should any Charter-hire Payment Date fall on a day other than a Business Day, such Charter-hire Payment Date shall be brought forward to the immediately preceding Business Day

1.2	deleting the definition of “Interest Rate” in clause 1.1 of the Common Terms Agreement and replacing with the following new definition:

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Interest Rate means the aggregate quarterly rate of the Margin and three (3) months LIBOR

1.3	deleting the definition of “Quotation Day” in clause 1.1 of the Common Terms Agreement and replacing with the following new definition:
Quotation Day means, in relation to any three (3) month period for which an interest rate is to be determined, five (5) Business Days before the first day of that period unless market practice differs in the Interbank Market for currency, in which case the Quotation Day for that currency shall be determined by the Lender or the Owner in accordance with market practice in the Interbank Market (and if quotations would normally be given by leading banks in the Interbank Market on more than one day, the Quotation Day will be the last of those days)

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Notwithstanding any provision to the contrary in the Finance Documents, the parties have agreed that the Variable Charter-Hire under the Bareboat Charter in respect of the months of March 2016 and April 2016 shall be calculated by reference to the three (3) months LIBOR in February 2016.

3	Save as otherwise set out in this Letter, the other arrangements, terms and conditions under the Common Terms Agreement remain unchanged and shall continue in full force and effect.

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References in the Common Terms Agreement to “this Agreement” shall, with effect from the date hereof and unless the context otherwise requires, be references to the Common Terms Agreement as amended by this Letter and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Common Terms Agreement shall be construed accordingly.

5
References in any of the Finance Documents to the “Common Terms Agreement” shall, with effect from the date hereof and unless the context otherwise requires, be references to the Common Terms Agreement as amended by this Letter.

6	This Letter is a Finance Document under, and as such term is defined in, the Common Terms Agreement.

7	This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

8	This Letter may not be amended or waived except in writing by the parties to this Letter.

9	Clause 7 (Law and Jurisdiction) of the Common Terms Agreement shall apply to this Letter, mutatis mutandis.

Kindly acknowledge your agreement to the above by counter-signing below and returning to us a copy of this Letter.

Yours faithfully

/s/ ZHOU LING
SEA 24 LEASING CO. LIMITED
(in its capacity as Buyer and Owner)
Date: 24 March 2016

THE SELLER

/s/ PERNILLE NORAAS
Signed by
for and on behalf of
GOLAR LNG NB13 CORPORATION
Date: 23 March 2016

THE BAREBOAT CHARTERER

We accept and agree the terms of this Letter and confirm that each of the Security Documents to which we are a party, and our respective obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Common Terms Agreement by this Letter.

/s/ PERNILLE NORAAS
Signed by
for and on behalf of
GOLAR LNG NB13 CORPORATION
Date: 23 MARCH 2016

THE GUARANTORS

We accept and agree the terms of this Letter and confirm that each of the Security Documents to which we are a party, and our respective obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Common Terms Agreement by this Letter.

/s/ PERNILLE NORAAS
Signed by
for and on behalf of
GOLAR LNG PARTNERS LP
Date: 23 MARCH 2016

We accept and agree the terms of this Letter and confirm that each of the Security Documents to which we are a party, and our respective obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Common Terms Agreement by this Letter.

/s/ PERNILLE NORAAS
Signed by
for and on behalf of
GOLAR LNG LIMITED
Date: 23 MARCH 2016

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